UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2006


                          First Consulting Group, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                     0-23651                    95-3539020
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(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

       111 W. Ocean Blvd. 4th Floor,
              Long Beach, CA                                        90802
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (562) 624-5200


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     In connection with the separation of employment of Mitch Morris as an Executive Vice President of First Consulting Group, Inc. ("FCG"), we have entered into a separation agreement with Dr. Morris effective March 31, 2006. Under the agreement, Dr. Morris will receive lump sum cash severance in the amount of $432,000, which lump sum amount is equivalent to 12 months of Dr. Morris' current annual base salary. The total lump sum payment will be less federal, state and other applicable taxes and other authorized or agreed upon withholdings. In addition to cash severance, the separation agreement with Dr. Morris provides for standard executive outplacement assistance. It also provides that Dr. Morris will be eligible to participate in any payout of bonus under the FCG bonus plan applicable to him for the first quarter of 2006. Except for the executive outplacement services and a potential bonus payment as described in the preceding sentences, Dr. Morris will not be entitled to any additional compensation from FCG. The separation agreement contains a mutual non-disparagement covenant, a general release of claims in favor of FCG and certain covenants from Dr. Morris of non-solicitation of FCG clients and employees.

     Attached as Exhibit 10.1 to this report is Dr. Morris' separation agreement.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           First Consulting Group, Inc.


Date: March 31, 2006                       By: /s/ Michael A. Zuercher
                                               ---------------------------------
                                               Michael A. Zuercher
                                               VP, General Counsel and Secretary